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                                                   Exhibit 10.7



                           REVOLVING CREDIT AGREEMENT
                           --------------------------


     This Agreement is made effective the 4th day of August, 1995 by and between FIRST NEW ENGLAND DENTAL CENTERS, INC., a Delaware corporation having its place of business at 2 Irving Street, Framingham, Massachusetts 01701 (the "Lender"), and OSORIO AND WATKIN, D.M.D., P.C., a Massachusetts professional corporation operating a dental practice (the "Practice") at 2 Irving Street, Framingham, Massachusetts 01701 (the "Borrower").

     WHEREAS, Borrower has entered into a Management Agreement with Lender of even date herewith (the "Management Agreement") pursuant to which Lender will provide Borrower with certain management services in connection with Borrower's Practice; and

     WHEREAS, Borrower has requested Lender to provide loans herein described principally for the purpose of meeting cash flow needs of the Practice;

     NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

     1.  Amounts and Terms of Loans.
         --------------------------

         1.1 During the period commencing on the date first written above and ending on the first anniversary hereof, Lender agrees to lend up to $1,000,000 to Borrower (the "Revolving Loan"), subject to and upon the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants of Borrower contained herein. To effect borrowing hereunder, Borrower shall give Lender written notice specifying the amount and date of each proposed borrowing under the Revolving Loan, which notice shall be given at least ten
(10) business days prior to each such borrowing; provided that Borrower shall be entitled hereunder to only one such request per week.

         1.2 Lender agrees, on the terms and conditions hereinafter set forth, to make advances (referred to hereinafter individually as an "Advance" and collectively as the "Advances") to Borrower to the extent that the Gross Income received by the Borrower is less than the budgeted business expenses actually paid by Borrower (on a cash basis) in the usual and ordinary course of the Practice ("Reasonable and Necessary Business Expenses"); provided that in no event shall the outstanding principal amount advanced to Borrower by Lender hereunder at any time exceed $1,000,000. For purposes of this Agreement, "Gross Income" means the amount collected by or on behalf of Borrower (on a cash basis) for professional services of any nature


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rendered to any person in connection with the Practice, whether by Borrower or any other licensed or certified professional or technical staff employed or engaged by Borrower to render services in connection with the Practice (collectively, the "professional staff"). The foregoing obligation of Lender shall be referred to hereafter as the "Revolving Loan Commitment".

         1.3 Borrower's budgeted expenses for the first year of this Agreement are set forth in the budget attached hereto as EXHIBIT A and incorporated herein by reference ("Budget"). Only expenses reflected in the Budget, and such other expenses of the Borrower as Lender may approve from time to time, shall qualify, for purposes of this Agreement, as Reasonable and Necessary Business Expenses. Reasonable and Necessary Business Expenses shall include, but not be limited to
Budgeted: base salary, bonus, compensation, and fringe benefits of Borrower's professional staff, premium payments for professional liability insurance policies Borrower is required to obtain and maintain under the Management Agreement, and the Management Fee to be paid by Borrower to Lender under the Management Agreement.

         1.4 Interest shall accrue on each Advance from the date of disbursement at an interest rate per annum equal to the prime rate plus two (2%) percent, as published in the WALL STREET JOURNAL from time to time. Interest shall be compounded monthly.

         1.5 In the event that the Gross Income of the Borrower exceeds the Reasonable and Necessary Business Expenses of the Borrower in any quarter during the term of this Agreement, Borrower agrees to pay to Lender one hundred percent (100%) of such excess within thirty (30) days of the end of any such quarter, up to the aggregate amount of any unpaid Advances, together with interest accrued thereon, made to Borrower by Lender hereunder.

         1.6 The sum of the aggregate Advances made by Lender to Borrower which has not previously been repaid to Lender under Section 1.5 hereof, plus any accrued interest on aggregate Advances which has not previously been repaid to Lender under Section 1.5 hereof ("Outstanding Balance"), shall be repaid to Lender by Borrower, together with any interest accrued thereon, as provided in
Section 1.7 below. Interest shall accrue on the Outstanding Balance from the date of termination or expiration of this Agreement at the interest rate specified in Section 1.4 hereof.

         1.7 The Outstanding Balance, plus accrued interest shall be and become immediately due and payable to the Lender, on demand: (i) in one lump sum, on the date of the termination or expiration of this Agreement, as applicable; or
(ii) thereafter, on such other terms and conditions as the Lender may specify in writing. The parties specifically acknowledge that any amounts


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which are subject to repayment by the Borrower under this Agreement are repayable solely from the assets of the Borrower, and Lender shall have no recourse against any officer, director or shareholder of Borrower for any such amounts.

         1.8 The total of each Advance made by Lender to Borrower under the Revolving Loan and all payments made by Borrower to Lender shall be recorded by Lender on the schedule attached as EXHIBIT B hereto and incorporated herein by reference. Payments made by Borrower hereunder shall be applied first to accrued interest and then to the outstanding principal balance of Advances hereunder or the Outstanding Balance, as applicable.

         1.9 On or before the thirtieth day of each month during the term of this Agreement, Borrower shall render, or shall arrange to render, to Lender a written report of monthly Gross Income, accounts receivable, unbilled services, accounts payable and all Reasonable and Necessary Business Expenses incurred and paid in connection with the Practice for the immediately preceding month. Borrower shall maintain its financial books and records so as to record Gross Income, accounts receivable, Advances, unbilled services, accounts payable and all Reasonable and Necessary Business Expenses. During the term of this Agreement and any period thereafter during which Borrower has any Outstanding Balance due to Lender, Borrower shall provide to Lender reasonable access to such books and records of Borrower as may be reasonably necessary to carry out the provisions of this Agreement.

         1.10 Borrower, at Lender's request, shall execute a promissory note evidencing the amount of outstanding Advances hereunder. Borrower shall also, at Lender's request, execute security agreements, financing statements, and other documents reasonably necessary to secure Borrower's repayment obligations hereunder by granting to Lender a security interest in Borrower's accounts and accounts receivable, equipment, fixtures, tangible and intangible property (the "Collateral") and cooperating with Lender to perfect such security interest. Borrower shall not grant any other security interest in the Collateral without the prior written consent of Lender.

     2. REGULATORY. No amount advanced hereunder is intended to be nor shall it be construed to be, an inducement or payment for, or recommendation of, referral of patients by Borrower or any member of the professional staff of Borrower to Lender or any of Lender's affiliates, or by Lender or any of Lender's affiliates to Borrower or any member of the professional staff of Borrower. In addition, nothing herein is intended to or shall be construed to authorize or require Lender or any of Lender's affiliates to practice dentistry, invest in or own the Borrower, or to exercise any control or direction over any aspect of the Borrower or the Practice. Borrower and its professional staff


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remain free to exercise their professional judgment, in their sole discretion, in the diagnosis and treatment of patients of the Practice.

     3. NOTICE OF DEFAULTS; DISPUTES AND OTHER MATTERS. Borrower shall give written notice to Lender of the following matters forthwith upon any officer of Borrower obtaining knowledge thereof:

         3.1 Any default or notice of default with respect to any indebtedness of Borrower.

         3.2 Any actions, proceedings or claims which may be commenced or asserted against Borrower in which the amount involved is not fully covered by insurance or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on the business or assets of Borrower.

         3.3 The occurrence of any Event of Default as defined in Section 4 of this Agreement.

         3.4 The occurrence of any event which constitutes, or with notice or lapse of time or both, would constitute, a default under any contractual obligation of Borrower which, if adversely determined, could have a material adverse effect on the business or assets of Borrower.

     4.  Events of Default.
         -----------------

         4.1 "Events of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall relate to one or more of the parties hereto and whether it shall be voluntary or involuntary or occur by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

              4.1.1 If any indebtedness of Borrower for money borrowed shall not be paid as and when the same becomes due and payable, or there shall occur any event which constitutes, or which with the giving of notice or lapse of time, or both, would constitute an event of default under any instrument, agreement or evidence of indebtedness relating to any such obligation of Borrower; or

              4.1.2 If Borrower should default in a payment or performance of any material obligation or indebtedness to others (other than as set forth in Section 4.1.1 hereof), whether now or hereafter incurred; or


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              4.1.3 If there shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to Section 3 hereof; or

              4.1.4 If there shall occur any default in the due performance or observance of any other term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement and such default shall continue unremedied for a period of thirty (30) days;

              4.1.5 If the stockholder of Borrower breaches that certain Stock Transfer Restriction Agreement of even date herewith between the Lender and the stockholder of the Borrower, or if that Stock Transfer Restriction Agreement is terminated for any reason;

              4.1.6 Upon (a) the termination or expiration of the Management Agreement or any other agreement of even date herewith between the parties; (b) the making of a general assignment by Borrower for the benefit of creditors; (c) the filing of a voluntary petition or the commencement of any proceeding by Borrower for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension; (d) the filing of any involuntary petition or the commencement of any proceeding by or against Borrower for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; (e) suspension of the transaction of the usual business of the Borrower for a period in excess of thirty (30) days; or (f) dissolution, liquidation or winding up of the affairs of Borrower; or

              4.1.7 If there shall occur or be threatened any of the events described in Section 3 hereof and, in Lender's judgment, such event jeopardizes or could reasonably be expected to jeopardize repayment of any sums borrowed under this Agreement; or

              4.1.8 If any judgment(s) for the payment of money shall be rendered against Borrower, and such judgment shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.

         4.2  Acceleration; Remedies.
              ----------------------

              4.2.1 Upon the occurrence of any Event of Default, or at any time thereafter, if any Event of Default shall then be continuing, Lender may, by written notice to Borrower, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Advances or Outstanding


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Balance, as applicable, and interest accrued thereon, to be immediately due and payable by Borrower. Such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower; and Lender may proceed to protect and enforce its rights hereunder in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. It is agreed that, in addition to all other rights hereunder or under law, Lender shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made herein or in any document executed in connection herewith or for an injunction against the violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. All rights and remedies given by the Management Agreement are cumulative and not exclusive of any other rights or remedies available to Lender and its affiliates, and no course of dealing between Borrower and Lender or Lender's affiliates or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by Lender.

              4.2.2 Lender may, by notice to Borrower at any time and from time to time waive in whole or in part, and absolutely or conditionally, any Event of Default. Any such waiver shall be for such period and subject to such conditions or limitations as may be specified in any such notice. In the case of any such waiver, the rights of Lender shall be otherwise unaffected and any Event of Default so waived shall be deemed to be cured and not continuing only to the extent and on the conditions or limitations set forth in such waiver (unless such waiver shall state to the contrary), but no such waiver shall extend to any subsequent or other Event of Default, or impair any right thereupon.

     5.  Miscellaneous.
         -------------

         5.1 NOTICES. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth above or at any other address designated by the parties in writing.

         5.2 PAYMENT OF EXPENSES. Borrower agrees to pay, and to hold Lender harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the execution,


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delivery or administration (including, without limitation, any insurance premiums paid by Lender on behalf of Borrower, any modification of, or any consent or waiver under, this Agreement, and any enforcement of, or the preservation of any rights under this Agreement) of the transactions contemplated by this Agreement. The obligations of Borrower under this Section
5.2 shall survive the termination of this Agreement.

         5.3 WAIVER OR SET-OFF. Borrower hereby waives the right to interpose any set-off or counter-claim or cross-claim in connection with any litigation or dispute under this Agreement, or any instrument or document delivered pursuant to this Agreement, irrespective of the nature of such set-off, counterclaim or cross-claim.

         5.4 NO WAIVER. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

         5.5 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement represents the entire Agreement between the parties hereto with respect to the Advances and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         5.6 BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Borrower expressly acknowledges that Lender is not prohibited or restricted from assigning rights or participation hereunder to another party or parties selected by Lender without notice to or consent of Borrower. Without the prior written consent of Lender, Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

         5.7 DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for


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convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         5.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Massachusetts.

         5.9 HOLIDAYS. Whenever any payment to be made hereunder shall become due and payable on a day which is not a business day, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

         5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

         5.11 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained herein, the total liability of Borrower for payment of interest pursuant hereto, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Borrower, and if any payment by Borrower includes interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

         5.12 REGULATORY MATTERS. To the extent that any act or service required or permitted of the Lender or the Borrower by any provision of this Agreement may be construed or deemed to constitute the practice of dentistry or the operation of a health care facility or service requiring licensure under applicable law, said provision of this Agreement shall be void AB INITIO and the performance of said act or service by the Lender or the Borrower shall be deemed waived by the other party.

         5.13 CONFIDENTIALITY. The existence, and the terms and conditions of this Agreement, are confidential and shall not be disclosed to any third party by any party to this Agreement except with the prior written consent of all other parties to this Agreement.

         5.14 SEVERABILITY. Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.


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     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed as of the date first above written.

                                Lender: FIRST NEW ENGLAND DENTAL CENTERS, INC.


                                        By:/s/Jerald Robbins
                                           ------------------------------------
                                            Its President


                              Borrower: OSORIO AND WATKIN, D.M.D., P.C.


                                        By:/s/Arnold Watkin
                                           ------------------------------------
                                            Its President



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                                    EXHIBIT A

                                     Budget
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                                    EXHIBIT B

                                Schedule of Loans
                                -----------------


         Amount                                               Date Borrowed